Exhibit (b)

BY-LAWS

OF

ARTIO GLOBAL INVESTMENT FUNDS

AMENDED AND RESTATED AS OF JANUARY 31, 2012

ARTICLE 1

Agreement and Declaration of Trust and Principal Office

          1.1 Agreement and Declaration of Trust. These By-Laws shall be subject to the Amended and Restated Master Trust Agreement, as from time to time in effect (the “Master Trust Agreement”), of Artio Global Investment Funds, the Massachusetts business trust established by the Master Trust Agreement (the “Trust”).

          1.2 Principal Office of the Trust. The principal office of the Trust shall be located at 330 Madison Avenue, New York, New York 10017.

ARTICLE 2

Board of Trustees

          2.1 Number of Trustees. The Trustees serving as such may increase or decrease (to not less than two) the number of Trustees to a number other than the number theretofore determined. At least seventy-five per cent of the Trustees shall not be “interested persons” as defined in the Investment Company Act of 1940 (the “1940 Act”).

          2.2 Place of Meetings. The Trustees may hold their meetings at the principal office of the Trust or at such other places, either within or outside the State of Massachusetts, as they may from time to time determine.

          2.3 Regular Meetings. Regular meetings of the Board may be held at such date and time as shall from time to time be determined by the Board.

          2.4 Special Meetings. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chairman of the Trust, the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer of the Trustees calling the meeting.

          2.5 Notice. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail at least forty-eight hours or by email at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any

Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purpose of the meeting.

          2.6 Quorum. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

          2.7 Participation by Telephone. One or more of the Trustees may participate in a meeting thereof by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

          2.8 Vacancies. Subject to the provisions of the 1940 Act if the office of any Trustee or Trustees becomes vacant for any reason (other than an increase in the number of Trustees), the Trustees in office, although less than a quorum, shall continue to act and may choose a successor or successors, who shall hold office until the next election of Trustees, or any vacancy may be filled by the Shareholders at any meeting thereof. A vacancy resulting from an increase in the number of Trustees shall be filled by the vote of a majority of the entire Board.

          2.9 Removal. Any Trustee may be removed with or without cause at any time: (i) by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date upon which such removal shall become effective; or (ii) by vote of Shareholders holding not less than two-thirds of the Shares then outstanding, cast in person or by proxy at any meeting called for the purpose; or (iii) by a written declaration signed by Shareholders holding not less than two-thirds of the Shares then outstanding and filed with the Trust’s Custodian. Any such removal shall be effective as to the Trust and each Sub-Trust hereunder.

          2.10 Resignation. A Trustee may resign at any time by giving written notice of his or her resignation to the Board of Trustees or the Chairman or the Vice Chairman of the Board or the Secretary of the Trust. Any resignation shall take effect at the time specified in it or, should the time when it is to become effective not be specified in it, immediately upon its receipt. Acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise.

          2.11 Retirement Policy. Any Trustee who attained the age of 75 years shall retire from the Board at the end of the month upon which the Trustee attained age 75.

          2.12 Compensation of Trustees. The Board may, by resolution, determine what compensation and reimbursement of expenses of attendance at meetings, if any, shall be paid to Trustees in connection with their service on the Board or on various committees of the Board.

ARTICLE 3

Officers and Chairman

          3.1 Enumeration; Qualification. The officers of the Trust shall be a President of the Trust, a Treasurer, a Secretary, a Chief Compliance Officer, a Chief Financial Officer and such other officers, including Vice Presidents, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time in their discretion may appoint. The Chairman of the Trust shall be a Trustee; and any officer may be but none need be a Trustee or Shareholder. Any two or more offices may be held by the same person.

          3.2 Appointment of Officers. The Trustees shall appoint the Officers, who need not be members of the Board.

          3.3 Salaries of Officers. The salaries of all Officers of the Trust, if any, shall be fixed by the Board of Trustees.

          3.4 Term, Removal, Vacancies. The Officers of the Trust shall serve at the pleasure of the Board of Trustees and hold office for one year and until their successors are chosen and qualify in their stead. Except for the Chief Compliance Officer, any Officer elected or appointed by the Board of Trustees may be removed at any time by the affirmative vote of a majority of the Trustees. If the office of any Officer becomes vacant for any reason, the vacancy shall be filled by the Board of Trustees. The Chairman shall serve and hold office for an indefinite term, and until a successor is duly elected and qualified.

          3.5 Designation and Compensation of Chief Compliance Officer. The designation and compensation of the Chief Compliance Officer must be approved by a majority of the entire Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust (“Independent Trustees”), as that term is defined in the Investment Company Act of 1940 (the “1940 Act”). The Chief Compliance Officer can be removed from that position only by action of (and with the approval of) a majority of the entire Board of Trustees, including a majority of the Independent Trustees. The Chief Compliance Officer, subject to the direction of and reporting to the Board of Trustees, shall be responsible for the oversight of the Trust’s compliance with the Federal, state and foreign securities laws, as applicable. The Chief Compliance Officer must meet, no less frequently than annually, separately with the Independent Trustees and shall perform such executive, supervisory and management functions and duties as may be required by the 1940 Act and the regulations promulgated thereunder or, to the extent consistent with the performance of his or her duties under the 1940 Act and the regulations promulgated thereunder, as assigned to him or her from time to time.

          3.6 Chairman. The Chairman shall attend and preside at all meetings of the Board of Trustees.

          3.7 President. The President shall be the chief executive officer of the Trust. The President shall, subject to the supervision of the Board of Trustees, have general responsibility for the management of the business of the Trust. The President shall see that all orders and resolutions of the Board are carried into effect. The President shall also be the chief administrative officer of the Trust and shall perform such other duties and have such other powers as the Board of Trustees may from time to time prescribe. Together, the President and Chief Financial Officer shall be responsible for the establishment, maintenance, and evaluation of internal controls and certifications of any reports as required by applicable laws and regulations.

          3.8 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Board of Trustees. He or she shall disburse the funds of the Trust as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and Trustees at the regular meetings of the Board, or whenever they may require it, an account of the financial condition of the Trust.

          Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Trustees may assign, and, in the absence of the Treasurer, may perform all the duties of the Treasurer.

          3.9 Secretary. The Secretary shall attend meetings of the Board and meetings of the Shareholders and record all votes and the minutes of all proceedings in a book to be kept for those purposes, and shall perform like duties for the Executive Committee, or other committees, of the Board when required. He or she shall give or cause to be given notice of all meetings of Shareholders and special meetings of the Board of Trustees and shall perform such other duties as may be prescribed by the Board of Trustees. He or she shall keep in safe custody the seal of the Trust and affix it to any instrument when authorized by the Board of Trustees.

          Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Trustees may assign, and, in the absence of the Secretary, may perform all the duties of the Secretary.

          3.10 Chief Financial Officer. The Chief Financial Officer shall be responsible for both the strategic and operational aspects of financial planning, financial management and financial reporting subject to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President. Together, the Chief Financial Officer and President shall be responsible for the establishment, maintenance, and evaluation of internal controls and certifications of any reports as required by applicable laws and regulations.

          3.11 Subordinate Officers. The Board of Trustees from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall serve at the pleasure of the Board of Trustees and have such title, hold office for such period, have such authority and perform such duties as the Board of Trustees may determine. The Board of Trustees from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

          3.12 Surety Bonds. The Board of Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the Securities and Exchange Commission) to the Trust in such sum and with such surety or sureties as the Board of Trustees may determine, conditioned upon the faithful performance of his or her duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust’s property, funds or securities that may come into his or her hands.

ARTICLE 4

Committees

          4.1 General. The Trustees, by vote of a majority of the Trustees then in office, may elect from their number an Executive committee or other committees and may delegate thereof some or all of their powers except those which by law, by the Master Trust Agreement, or by these By-Laws may not be delegated. Except as the Trustees may otherwise determine, any such committee may make rules for the conduct or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Trustees themselves. All members of such committees shall hold such office at the pleasure of the Trustees. The Trustees may abolish any such committee at any time. Any committee to which the Trustees delegate any of their power or duties shall keep records of its meetings, and shall report its action to the Trustees. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

ARTICLE 5

Reports

          5.1 General. The Trustees and officers shall render reports at the time and in the manner required by the Master Trust Agreement or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

ARTICLE 6

Seal

          6.1 General. The seal of the Trust shall consist of a flat-faced die with the word “Massachusetts”, together with the name of the trust and the year of its organization, cut or engraved thereon, but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

ARTICLE 7

Execution of Papers

          7.1 General. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, any Vice President or the Treasurer and need not bear the seal of the Trust.

ARTICLE 8

Issuance of Share Certificates

          8.1 Share Certificates. In lieu of issuing certificates for shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purpose hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

          The Trustees may at any time authorize the issuance of share certificates. In that event, each Shareholder shall be entitled to a certificate stating the number of shares owned by him or her, in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the President or a Vice President and by the Treasurer or Assistant Treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.

          8.2 Loss of Certificates. In case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees shall prescribe.

          8.3 Issuance of New Certificate to Pledgee. A pledgee of shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall be liable as a Shareholder, and entitled to vote thereon.

          8.4 Discontinuance of Issuance of Certificates. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each Shareholder, require the surrender of shares certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.

ARTICLE 9

Custodian

          9.1 General. The Trust shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds, securities and similar investments owned by the Trust. The Custodian (and any sub-custodian) shall be an institution conforming to the requirements of Section 17(f) of the 1940 Act and the rules of the Securities and Exchange Commission. The Custodian shall be appointed from time to time by the Board of Trustees, which shall fix its remuneration.

ARTICLE 10

Dealings with Trustees and Officers

          10.1 Shares of the Trust. Any Trustee, officer or other agent of the Trust may acquire, own and dispose of shares of the Trust to the same extent as if he or she were not a Trustee, officer or agent; and the Trustees may accept subscriptions to share or repurchase shares from any firm or company in which he or she is interested.

          10.2 Conflicts of Interest. Trustees and Officers shall have no direct or indirect financial interest in any Fund contracts or Fund business activities where they may obtain a personal financial benefit for themselves or those with whom they have family or business ties. Any Trustee or Officer with an actual or potential conflict of interest shall disclose such conflict to the Board of Trustees and not participate in any vote or decision taken with respect to such conflict. Trustees and Officers shall disclose any and all relationships they have with any Fund program or activity. The Board of Trustees and Officers shall disclose conflicts through an annual questionnaire to identify any potential conflicts of interest. Trustees and Officers shall also inform the Chairman of the Board should conflicts arise anytime during such Trustee or Officer’s term.

ARTICLE 11

Shareholders

          11.1 Meetings. A meeting of the Shareholders of the Trust shall be held whenever called by the Trustees and whenever election of a Trustee or Trustees by Shareholders is required by the provisions of section 16(a) of the 1940 Act for that purpose. The Trustees shall promptly call and give notice of a meeting of Shareholders for the purpose of voting upon removal of any Trustees of the Trust when requested to do so in writing by Shareholders holding not less than 10% of the shares then outstanding. Meetings of Shareholders for any other purpose shall also be called by the Trustees when requested in writing by Shareholders holding at least 10% of the shares then outstanding, or if the Trustees shall fail to call or give notice of any meeting of Shareholders for a period of 30 days after such application, then Shareholders holding at least 10% of the shares then outstanding may call and give notice of such meeting.

          11.2 Record Dates. For the purpose of determining the Shareholders who are entitled to vote or act at a meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, which shall be not more than 90 days before the date of any meeting of Shareholders or the date for the payment of any dividend or of any other distribution, as the record date for determining the Shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any such purposes close the register or transfer books for all or any part of such period.

Article 12

Indemnification

          12.1 Indemnification of Trustees, Officers, etc. The Trust shall indemnify (from the assets of the Sub-Trust or Sub-Trusts in question) each of its Trustees and officers (including persons who serve at the Trust’s request as directors, officers, partners, Trustees, employees, agents or fiduciaries of another organization in which the Trust has any interest as a Shareholder, creditor or otherwise (hereinafter referred to as a “Covered Person”)) against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants’ and counsel fees, incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Trustee, officer, or director, except with respect to any matter as to which it has been determined that such Covered Person (i) did not act in good faith in the reasonable belief that such Covered Person’s action was in or not opposed to the best interests of the Trust or (ii) had acted with willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office (either and both of the conduct described in (i) and (ii) being referred to hereafter as “Disabling Conduct”).

          A determination that the Covered Person is entitled to indemnification may be made by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of Disabling Conduct, (ii) dismissal of a court action or an administrative proceeding against a Covered Person for insufficiency of evidence of Disabling Conduct or (iii) a reasonable determination, based upon a review of the facts, that the indemnitee was not liable by reason of Disabling Conduct by (a) a vote of a majority of a quorum of Independent Trustees who are not parties to the proceeding or (b) an independent legal counsel in a written opinion. Expenses, including accountants’ and counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by the Sub-Trust in question in advance of the final disposition of any such action, suit or proceeding, provided that the Covered Person shall have undertaken to repay the amounts so paid to the Sub-Trust in question if it is ultimately determined that indemnification of such expenses is not authorized under this Article 12 and, either (i) the Covered Person shall have provided security for such undertaking, or (ii) the Trust shall be insured against losses arising by reason of any lawful advances or (iii) a majority of a quorum of the disinterested Trustees who are not parties to the proceeding, or an independent legal counsel in a written opinion, shall have determined, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

          12.2 Compromise Payments. As to any matter disposed of by a compromise payment by any such Covered Person pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such indemnification shall be approved (i) by a majority of the disinterested Trustees who are not a party to the proceeding or (ii) by an independent legal counsel in a written opinion. Approval by the Trustees pursuant to clause (i) or by independent legal counsel pursuant to clause (ii) shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with any of such clauses as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person’s action was in or not opposed to the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office.

          12.3 Indemnification not Exclusive. The right of indemnification provided by this section shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article 12, “Covered Person” shall include such person’s heirs, executors and administrators, an “interested Covered Person” is one against whom the action, suit or other proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or has been pending or threatened, and a “disinterested” person is a person against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending or threatened. Nothing contained in this article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

          12.4 Employees and agents who are not officers or Trustees of the Trust may be indemnified, and reasonable expenses may be advanced to such employees or agents, as may be provided by action of the Board of Trustees or by contract, subject to any limitations imposed by the 1940 Act.

          12.5 Indemnification shall be provided to all Trustees for any damages arising from private party litigations involving prospectus disclosures that are determined in a judicial proceeding to have been fraudulent, but for which the Trustees had no knowledge of the fraud; under such circumstances, the Trustees’ lack of knowledge of the fraud shall not be considered “disabling conduct” as defined in Article 12.1 above. For purposes of such indemnification the knowledge of fraud of one Trustee shall not be imputed to another Trustee.

ARTICLE 13

Insurance

          13. 1 Insurance. The Trust may purchase and maintain insurance on behalf of any person who is or was a Trustee, officer, employee or agent of the Trust or who, while a Trustee, officer, employee or agent of the Trust, is or was serving at the request of the Trust as a Trustee, officer, partner, director, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s position; provided that no insurance may be purchased by the Trust on behalf of any person against any liability to the Trust or to its Shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

ARTICLE 14

Amendments to the By-Laws

          14.1 General. These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.

ARTICLE 15

Declaration of a Trust

          The Master Trust Agreement establishing Artio Global Investment Funds, dated April 30, 1992 as amended and restated, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that the name Artio Global Investment Funds refers to the Trustees under the Master Trust Agreement collectively as Trustees, but not as individuals or personally; and no Trustee, Shareholder, officer, employee or agent of Artio Global Investment Funds shall be held to any personal liability, nor shall resort be had to their private property, for the satisfaction of any obligation or claim or otherwise, in connection with the future affairs of Artio Global Investment Funds, but the Trust Estate only shall be liable.

Adopted: January 31, 2012.